[THE SOUTH FINANCIAL GROUP LETTERHEAD]

                                                           102 South Main Street
                                                           Greenville, SC  29601
                                                                    864.255.4919

DATE:             July 15, 2003

RELEASE DATE:     Immediate

               THE SOUTH FINANCIAL GROUP REPORTS RECORD EARNINGS;
                        SECOND QUARTER NET INCOME UP 48%

GREENVILLE, SC - The South Financial Group, Inc. (Nasdaq/NM: TSFG) today reported record net income of $22.7 million, an increase of 48% compared with $15.3 million for the second quarter 2002. For the second quarter 2003, net income per diluted share totaled $0.48, a 30% increase from $0.37 per diluted share for the second quarter 2002.

For the second quarter 2003, operating earnings totaled $20.6 million, or $0.43 per diluted share, compared with $15.3 million, or $0.37 per diluted share, for the second quarter 2002. This represents a 16% increase in operating earnings per diluted share.

"I am very pleased to report record earnings for the second quarter of 2003," said Mack I. Whittle, Jr., President and Chief Executive Officer of The South Financial Group. "Our earnings momentum continues, and we delivered another quarter of outstanding results. We increased operating earnings per share for the ninth consecutive quarter and achieved a 41% annualized growth rate during that period. Our earnings per share growth rate places us among the best top performing U.S. banks."

Whittle continued, "We are successfully executing our business plan. During the second quarter, we continued to focus on three initiatives: noninterest income, loan growth, and credit quality. First, we exceeded our challenging noninterest income goals. Noninterest income, excluding gains on asset sales, grew over 50% from second quarter last year. Second, we met our loan growth projections with 15% annualized loan growth for the second quarter. We operate in some of the best markets in the Southeast and are gaining business in all of our markets. Our third initiative was to continue to improve credit quality, and we did. These results demonstrate our discipline and focus on achieving superior financial performance and building long-term value for our shareholders."

For the first six months of 2003, net income totaled $42.7 million, or $0.89 per diluted share, up 50% from $28.4 million for the first six months of 2002. For the first six months of 2003, operating earnings totaled $39.7 million, or $0.83 per diluted share, up 33% from $29.8 million for the first six months of 2002.

EARNINGS SUMMARY - STRONG TOP-LINE REVENUE GROWTH

Strong top-line revenue growth drove TSFG's record performance for the second quarter of 2003. Fully tax equivalent net interest income for the second quarter of 2003 increased 26% over the prior year quarter as average earning assets grew 43%. The net interest margin declined to 3.32% in the second quarter 2003 from 3.79% in the prior year quarter. This decline was largely attributable to higher investment securities balances, which generally have a lower yield than loans.

Noninterest income increased to $24.0 million for the second quarter 2003, up 79% from $13.4 million for the second quarter 2002. In the second quarter 2003, noninterest income included $3.2 million in gains on sales of securities and a $601,000 gain from the sale of a branch office. Excluding these non-operating gains, noninterest income increased $6.8 million, or 51%, to $20.2 million, reflecting expansion in noninterest income sources and continuing benefits from TSFG's Elevate sales process. Noninterest expenses increased 40% for the second quarter 2003 versus second quarter 2002, or 38% excluding $382,000 in merger-related costs and a $268,000 impairment loss from the write-down of assets.

ACCELERATING LOAN AND TRANSACTION DEPOSIT GROWTH

Loans held for investment at June 30, 2003 increased 20% over the prior year, with accelerating internal loan growth in the first half of 2003. Loan growth strengthened to 15% annualized growth for the second quarter 2003 from 7% for the first quarter.

Whittle commented, "We expected our loan growth to be strong this quarter, and it was. Our lenders and markets are both outstanding. We continue to move market share from larger competitors and are leveraging our Florida markets. With our Elevate sales process, we are building an effective sales culture throughout our company, which is generating results."

TSFG continues to enhance its deposit mix by focusing on increasing transaction accounts through increased sales referrals and targeted deposit promotions. Average deposits for the second quarter 2003 increased 32% over the prior year second quarter average. Deposit transaction account balances increased 49% during the same period, driven by growth in money market and noninterest-bearing deposits.

CONTINUED FAVORABLE CREDIT QUALITY TRENDS

To facilitate quarterly comparisons, two sets of credit quality indicators are provided: one that includes all loans and one that excludes the Rock Hill Bank & Trust Workout Loans. In connection with the October 2002 purchase from Rock Hill Bank & Trust, The South Financial Group segregated certain identified problem loans into a separately-managed portfolio, referred to as the Rock Hill Bank & Trust Workout Loans. At June 30, 2003, this portfolio totaled $50.6 million, down from $63.6 million at March 31, 2003. Nonperforming assets in the Rock Hill Bank & Trust Workout Loans declined to $25.6 million, and the allowance for loan losses was $8.4 million. For the Rock Hill Bank & Trust Workout Loans, net loan charge-offs for the second quarter 2003, which were fully reserved as of the prior quarter-end, totaled $2.7 million.

Credit Quality Including Rock Hill Bank & Trust Workout Loans. Nonperforming assets declined to 1.39% of loans and other real estate owned at June 30, 2003 from 1.59% at March 31, 2003. Net loan charge-offs decreased to 0.62% for the second quarter 2003 from 0.85% for the first quarter 2003. As anticipated, the allowance for loan losses declined to 1.37% of loans held for investment at June 30, 2003 from 1.46% at March 31, 2003.

Credit Quality Excluding Rock Hill Bank & Trust Workout Loans. The South Financial Group's core credit quality (which excludes the Rock Hill Bank & Trust Workout Loans) continued to show improvement during the second quarter. For the fifth consecutive quarter, the nonperforming asset ratio declined, ending the quarter at 0.85% of loans and other real estate owned at June 30, 2003 down from 0.87% at March 31, 2003. Net loan charge-offs in the second quarter 2003 were $4.5 million, or 0.39% of average loans, down from 0.50% for the first quarter 2003. The allowance for loan losses declined slightly as a percent of loans held for investment to 1.20% at June 30, 2003 from 1.22% at March 31, 2003.

TSFG EXPANDS INTO WESTERN NORTH CAROLINA MARKETS

On May 14, 2003, The South Financial Group announced plans to acquire MountainBank Financial Corporation. MountainBank, the largest community bank headquartered in Western North Carolina, operates 19 branch offices in 11 western North Carolina counties and has approximately $960 million in assets. On July 11th, MountainBank released record second quarter 2003 net income of $1.7 million and reported improvement in credit quality measures. MountainBank's net loan charge-offs declined to only $125,000 for the second quarter 2003, or an annualized 0.07% of average loans. Assuming expense savings of 20%, TSFG anticipates that the merger will be accretive to earnings in the first year. The merger is expected to close in October 2003.

GENERAL INFORMATION

The attached financial highlights provide reconciliations between GAAP net income and operating earnings. As has been TSFG's practice, operating earnings exclude after-tax merger-related costs, gain or losses on asset sales, impairment from write-down of assets, and the cumulative effect of a change in accounting principle. Management believes that excluding these non-operating items provides a clearer understanding of TSFG's financial performance and better reflects its core operating activities.

The South Financial Group, headquartered in Greenville, South Carolina, is a financial services company with $9.3 billion in total assets and 114 branch offices in South Carolina, Florida, and North Carolina. It operates two subsidiary banks: Carolina First Bank and Mercantile Bank. Carolina First Bank, the largest South Carolina-based commercial bank, operates in South Carolina, North Carolina, and on the internet under the brand name, Bank CaroLine. Mercantile Bank operates in Florida, principally in the Jacksonville, Orlando, and Tampa Bay markets. TSFG's common stock trades on the Nasdaq National Market under the symbol TSFG. Press releases along with additional information may also be found at TSFG's web site: www.thesouthgroup.com.

CONFERENCE CALL/WEBCAST INFORMATION
-----------------------------------

         The South Financial Group will host a conference call today at 10:00 a.m. (ET) to discuss the earnings results and provide a live webcast of the call, which may be accessed through TSFG's Internet site at
www.thesouthgroup.com under the Investor Relations tab. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. To participate in the conference call, please call 1-888-405-5393 or 1-484-630-4135 using the access code "The South." A 7-day rebroadcast of the call will be available via
1-800-695-1276 or 1-402-220-0307. TSFG will also provide a copy of the presentation and supplemental financial information in the Investor Relations section of its website prior to the call.


         This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles ("GAAP"). The South Financial Group's management uses these non-GAAP measures in their analysis of TSFG's performance and believes presentations of financial measures excluding the impact of these items provide useful supplemental information and better reflects its core operating activities. Management uses operating earnings, in particular, to analyze on a consistent basis and over a longer period of time, the performance of which it considers to be its core banking operations. It also provides data eliminating intangibles and related amortization in order to present data on a "cash basis." The economic substance of operating earnings and "cash basis" items are clearly defined. Operating earnings adjust GAAP information to exclude the effects of non-operating items (such as merger-related costs, gains or losses on asset sales, and non-operating expenses). Cash basis items exclude intangibles and their amortization. The limitations associated with utilizing operating earnings and cash basis information are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP information and operating earnings. These disclosures should not be viewed as a substitute for GAAP operating results.

         Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. These statements, as well as other statements that may be made by management in the conference call, include, but are not limited to, factors which may affect earnings, return goals, expected financial results for mergers, estimates of merger synergies and merger-related charges, and credit quality assessment. However, such performance involves risks and uncertainties, such as market deterioration, that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG's actual results, see TSFG's Annual Report on Form 10-K for the year ended December 31, 2002. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACTS:
         William S. Hummers III, Executive Vice President, (864) 255-7913 Mary M. Gentry, Treasurer, (864) 255-4919

                                    ***END***


                               THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                                             FINANCIAL HIGHLIGHTS
                            (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA) (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        THREE MONTHS ENDED
                                                                                                      RESTATED (1)         %
                                                                                      6/30/03           6/30/02          CHANGE
------------------------------------------------------------------------------------------------------------------------------------

INCOME STATEMENT
Interest income (tax-equivalent)                                                      $ 101,174          $ 87,269          15.9 %
Interest expense                                                                         34,407            34,100           0.9
                                                                                      ---------          --------         -----
    Net interest income (tax-equivalent)                                                 66,767            53,169          25.6
Less: Tax-equivalent adjustment                                                             595               572           4.0
                                                                                      ---------          --------         -----
    Net interest income                                                                  66,172            52,597          25.8
Provision for loan losses                                                                 5,200             6,244         (16.7)
                                                                                      ---------          --------         -----
    Net interest income after provision for loan losses                                  60,972            46,353          31.5
                                                                                      ---------          --------         -----

NONINTEREST INCOME:
Service charges on deposit accounts                                                       7,581             5,421          39.8
Fees for investment services                                                              2,142             1,853          15.6
Mortgage banking income, excluding impairment                                             2,795             1,312         113.0
Impairment on mortgage servicing rights                                                    (234)              (23)        917.4
Other                                                                                     7,893             4,823          63.7
                                                                                      ---------          --------         -----
    Noninterest income, excluding non-operating gains on asset sales                     20,177            13,386          50.7
                                                                                      ---------          --------         -----
Gain on sale of available for sale securities                                             3,197               186           n/m
Loss on equity investments                                                                    -              (150)          n/m
Gain on disposition of assets and liabilities                                               601                 -           n/m
                                                                                      ---------          --------         -----
    Gains on non-operating asset sales, net                                               3,798                36           n/m
                                                                                      ---------          --------         -----
    Total noninterest income                                                             23,975            13,422          78.6
                                                                                      ---------          --------         -----

NONINTEREST EXPENSES:
Personnel expense                                                                        25,738            17,514          47.0
Occupancy                                                                                 4,668             3,686          26.6
Furniture and equipment                                                                   4,211             3,483          20.9
Amortization of intangibles                                                                 724               240         201.7
Other                                                                                    14,104            10,869          29.8
                                                                                      ---------          --------         -----
    Noninterest expenses, excluding non-operating items                                  49,445            35,792          38.1
                                                                                      ---------          --------         -----
Merger-related costs                                                                        382                 -           n/m
Impairment loss from write-down of assets                                                   268                 -           n/m
                                                                                      ---------          --------         -----
    Non-operating noninterest expenses                                                      650                 -           n/m
                                                                                      ---------          --------         -----
    Total noninterest expenses                                                           50,095            35,792          40.0
                                                                                      ---------          --------         -----
Income before income taxes and minority interest                                         34,852            23,983          45.3
Income tax expense                                                                       11,153             7,886          41.4
Minority interest in consolidated subsidiary, net of tax                                 (1,000)             (758)         31.9
                                                                                      ---------          --------         -----
    Net income                                                                        $  22,699          $ 15,339          48.0  %
                                                                                      =========          ========         =====

SHARE DATA:
Net income per common share, basic                                                       $ 0.49            $ 0.38          28.9 %
Net income per common share, diluted                                                       0.48              0.37          29.7
Cash dividends declared per common share                                                   0.14              0.12          16.7
Average common shares outstanding, basic                                             46,629,666        40,217,873          15.9
Average common shares outstanding, diluted                                           47,760,781        41,232,890          15.8

(1) As restated in TSFG's December 31, 2002 10-K.
Supplemental  financial  information,   including  results  for  the  last  five
quarters,  may be found in the  Investor  Relations  section of TSFG's web site:
www.thesouthgroup.com.

                             Financial Highlights, 1


                               THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                                             FINANCIAL HIGHLIGHTS
                            (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA) (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Six Months Ended
                                                                                                       Restated (1)         %
                                                                                       6/30/03           6/30/02          Change
------------------------------------------------------------------------------------------------------------------------------------

INCOME STATEMENT
Interest income (tax-equivalent)                                                      $ 200,802         $ 173,144          16.0 %
Interest expense                                                                         67,907            67,995          (0.1)
                                                                                      ---------         ---------         -----
    Net interest income (tax-equivalent)                                                132,895           105,149          26.4
Less: Tax-equivalent adjustment                                                           1,252             1,160           7.9
                                                                                      ---------         ---------         -----
    Net interest income                                                                 131,643           103,989          26.6
Provision for loan losses                                                                10,700            12,482         (14.3)
                                                                                      ---------         ---------         -----
    Net interest income after provision for loan losses                                 120,943            91,507          32.2
                                                                                      ---------         ---------         -----

NONINTEREST INCOME:
Service charges on deposit accounts                                                      14,541            10,328          40.8
Fees for investment services                                                              4,633             3,280          41.3
Mortgage banking income, excluding impairment                                             5,229             2,193         138.4
(Impairment) recovery on mortgage servicing rights                                         (496)              177        (380.2)
Other                                                                                    13,295             9,006          47.6
                                                                                      ---------         ---------         -----
    Noninterest income, excluding non-operating gains on asset sales                     37,202            24,984          48.9
                                                                                      ---------         ---------         -----
Gain on sale of available for sale securities                                             4,183               215           n/m
Gain (loss) on equity investments                                                         1,875              (139)          n/m
Gain on disposition of assets and liabilities                                               601                 -           n/m
                                                                                      ---------         ---------         -----
    Gains on non-operating asset sales, net                                               6,659                76           n/m
                                                                                      ---------         ---------         -----
    Total noninterest income                                                             43,861            25,060          75.0
                                                                                      ---------         ---------         -----

NONINTEREST EXPENSES:
Personnel expense                                                                        50,332            35,528          41.7
Occupancy                                                                                 9,282             7,231          28.4
Furniture and equipment                                                                   8,805             7,079          24.4
Amortization of intangibles                                                               1,429               479         198.3
Other                                                                                    26,990            20,327          32.8
                                                                                      ---------         ---------         -----
    Noninterest expenses, excluding non-operating items                                  96,838            70,644          37.1
                                                                                      ---------         ---------         -----
Merger-related costs                                                                      1,879                 -           n/m
Impairment loss from write-down of assets                                                   268                 -           n/m
                                                                                      ---------         ---------         -----
    Non-operating noninterest expenses                                                    2,147                 -           n/m
                                                                                      ---------         ---------         -----
    Total noninterest expenses                                                           98,985            70,644          40.1
                                                                                      ---------         ---------         -----
Income before income taxes, minority interest, and cumulative
    effect of change in accounting principle                                             65,819            45,923          43.3
Income tax expense                                                                       21,063            14,885          41.5
Minority interest in consolidated subsidiary, net of tax                                 (2,012)           (1,186)         69.6
Cumulative effect of change in accounting principle, net of tax                               -            (1,406)       (100.0)
                                                                                      ---------         ---------         -----
    Net income                                                                        $  42,744         $  28,446          50.3  %
                                                                                      =========         =========         =====

SHARE DATA:
Net income per common share, basic                                                   $     0.91        $     0.70          30.0 %
Net income per common share, diluted                                                       0.89              0.68          30.9
Cash dividends declared per common share                                                   0.28              0.24          16.7
Average common shares outstanding, basic                                             46,975,635        40,699,166          15.4
Average common shares outstanding, diluted                                           48,007,767        41,646,176          15.3

(1) As restated in TSFG's December 31, 2002 10-K.

                             Financial Highlights, 2

                               THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                                             FINANCIAL HIGHLIGHTS
                            (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA) (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          % Change
                                                                                                      Restated (1)       2nd Quarter
                                                                    6/30/03           12/31/02          6/30/02           2003/2002
------------------------------------------------------------------------------------------------------------------------------------

BALANCE SHEET (Period End)
Cash and due from banks                                           $  212,445         $  201,333        $  137,925          54.0 %
Interest-bearing bank balances                                        64,738             58,703            40,532          59.7
Federal funds sold                                                    50,000             31,293                 -           n/m
Securities                                                         3,583,865          2,572,186         1,657,239         116.3
Loans held for sale                                                   60,661             67,218            19,636         208.9
Loans held for investment                                          4,688,591          4,434,011         3,914,789          19.8
Allowance for loan losses                                            (64,152)           (70,275)          (46,985)         36.5
                                                                  ----------         ----------        ----------         -----
    Net loans                                                      4,685,100          4,430,954         3,887,440          20.5
                                                                  ----------         ----------        ----------         -----
Premises and equipment, net                                          132,966            137,501           112,992          17.7
Intangible assets                                                    245,007            242,182            95,255         157.2
Mortgage servicing rights                                              2,188              4,386             7,262         (69.9)
Other assets                                                         281,540            262,472           224,942          25.2
                                                                  ----------         ----------        ----------         -----
    Total assets                                                  $9,257,849         $7,941,010        $6,163,587          50.2 %
                                                                  ==========         ==========        ==========         =====

Noninterest-bearing deposits                                       $ 814,945          $ 743,174         $ 553,579          47.2 %
Interest-bearing deposits                                          4,306,394          3,849,336         3,170,038          35.8
                                                                  ----------         ----------        ----------         -----
    Total deposits                                                 5,121,339          4,592,510         3,723,617          37.5
Federal funds purchased and repurchase agreements                  1,998,087          1,510,840         1,299,898          53.7
Debt and other borrowed funds                                      1,130,441            998,664           507,718         122.7
Other liabilities                                                    261,142            105,785            74,426         250.9
                                                                  ----------         ----------        ----------         -----
    Total liabilities                                              8,511,009          7,207,799         5,605,659          51.8
                                                                  ----------         ----------        ----------         -----
Minority interest in consolidated subsidiary                          86,616             86,412            86,471           0.2
Shareholders' equity                                                 660,224            646,799           471,457          40.0
                                                                  ----------         ----------        ----------         -----
    Total liabilities and shareholders' equity                    $9,257,849         $7,941,010        $6,163,587          50.2
                                                                  ==========         ==========        ==========         =====

CAPITAL RATIOS (Period End)
Tier 1 risk-based capital                                               8.44 %             9.21 %            9.22 %
Total risk-based capital                                               10.57              11.66             12.04
Leverage ratio                                                          5.95               7.15              7.00

SHARE DATA (Period End)
Book value per common share                                          $ 14.08            $ 13.66           $ 11.69          20.4 %
Shares outstanding                                                46,896,994         47,347,375        40,341,762          16.2

BALANCE SHEET (Averages - Three Months Ended)
Total assets                                                      $8,863,338                           $6,130,406          44.6 %
Loans                                                              4,656,461                            3,886,016          19.8
Securities                                                         3,339,471                            1,689,736          97.6
Total earning assets                                               8,067,012                            5,625,076          43.4
Intangible assets                                                    244,410                               96,688         152.8
Interest-bearing liabilities                                       7,279,817                            5,038,030          44.5
Total deposits                                                     4,834,710                            3,651,124          32.4
Shareholders' equity                                                 649,411                              454,594          42.9

BALANCE SHEET (Averages - Six Months Ended)
Total assets                                                      $8,630,020                           $6,132,254          40.7 %
Loans                                                              4,589,087                            3,830,696          19.8
Securities                                                         3,175,367                            1,712,468          85.4
Total earning assets                                               7,817,963                            5,623,027          39.0
Intangible assets                                                    243,263                               96,808         151.3
Interest-bearing liabilities                                       7,064,208                            5,053,965          39.8
Total deposits                                                     4,713,341                            3,633,457          29.7
Shareholders' equity                                                 651,248                              459,980          41.6

(1) As restated in TSFG's December 31, 2002 10-K.

                            Financial Highlights, 3

                               THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                                             FINANCIAL HIGHLIGHTS
                            (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA) (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        % Change
                                                                                                    Restated (1)       2nd Quarter
                                                                  6/30/03           12/31/02          6/30/02           2003/2002
------------------------------------------------------------------------------------------------------------------------------------

CREDIT QUALITY
Nonaccrual loans - commercial                                     $   54,306         $   61,206        $   35,477          53.1 %
Nonaccrual loans - consumer                                            2,928              2,384             3,519         (16.8)
Restructured loans                                                        -                  -                 -             -
                                                                  ----------         ----------        ----------         -----
    Nonperforming loans                                               57,234             63,590            38,996          46.8
Other real estate owned                                                7,827             10,596             7,696           1.7
                                                                  ----------         ----------        ----------         -----
    Nonperforming assets                                              65,061             74,186            46,692          39.3
                                                                  ----------         ----------        ----------         -----
Nonperforming loans as a % of loans held for investment                 1.22 %             1.43 %            1.00 %
Nonperforming assets as a % of loans held for inv. and OREO             1.39               1.67              1.19
Allowance for loan losses as a % of loans held for investment           1.37               1.58              1.20
Allowance for loan losses as a % of nonperforming loans                 1.12 x             1.11 x            1.20 x
Specific allowance for impaired loans                             $   11,937         $   22,016           $ 4,259         180.3
Loans past due 90 days still accruing interest                         5,456              5,414             6,951         (21.5)
Net loan charge-offs:
    QTR ended                                                          7,181              4,049             4,467          60.8
    YTD ended                                                         16,823             19,539            10,084
Net loan charge-offs as a % of avg. loans (annualized):
    QTR ended                                                           0.62 %             0.37 %            0.46 %
    YTD ended                                                           0.73               0.49              0.53

CREDIT QUALITY - Excluding Rock Hill B&T Workout Loans
Loans held for investment                                         $4,637,959         $4,361,658        $3,914,789          18.5 %
Allowance for loan losses                                             55,798             53,979            46,985          18.8

Nonaccrual loans - commercial                                         28,747             32,212            35,477         (19.0)%
Nonaccrual loans - consumer                                            2,928              2,384             3,519         (16.8)
Restructured loans                                                        -                  -                 -             -
                                                                  ----------         ----------        ----------         -----
    Nonperforming loans                                               31,675             34,596            38,996         (18.8)
Other real estate owned                                                7,827             10,422             7,696           1.7
                                                                  ----------         ----------        ----------         -----
    Nonperforming assets                                              39,502             45,018            46,692          (15.4)
                                                                  ----------         ----------        ----------         -----
Nonperforming loans as a % of loans held for investment                 0.68 %             0.79 %            1.00 %
Nonperforming assets as a % of loans held for inv. and OREO             0.85               1.03              1.19
Allowance for loan losses as a % of loans held for investment           1.20               1.24              1.20
Allowance for loan losses as a % of nonperforming loans                 1.76  x            1.56  x           1.20 x
Specific allowance for impaired loans                             $    5,549         $    9,429        $    4,259          30.3
Loans past due 90 days still accruing interest                         5,067              5,392             6,951         (27.1)
Net loan charge-offs:
    QTR ended                                                          4,523              4,416             4,467           1.3
    YTD ended                                                         10,056             19,539            10,084          (0.3)
Net loan charge-offs as a % of avg. loans (annualized):
    QTR ended                                                           0.39 %             0.41 %            0.46 %
    YTD ended                                                           0.44               0.49              0.53

OPERATIONS DATA
Branch offices                                                           114                117                91          25.3 %
ATMs                                                                     105                105                81          29.6
Employees (full-time equivalent)                                       1,718              1,700             1,379          24.6
Internet banking customers                                            53,369             35,227            33,305          60.2

STOCK PERFORMANCE (At Period End)
Market price per share of common stock                            $    23.13         $    20.66        $    22.41           3.2 %
Indicated annual dividend                                               0.56               0.56              0.48          16.7
Dividend yield                                                          2.42 %             2.71 %            2.14 %
Price/book ratio                                                        1.64 x             1.51 x            1.92 x
Market capitalization                                             $1,084,727         $  978,197        $  904,059          20.0

(1) As restated in TSFG's December 31, 2002 10-K.


                            Financial Highlights, 4

                              The South Financial Group, Inc. and Subsidiaries
                                           Financial Highlights
                            (dollars in thousands, except share data) (unaudited)

------------------------------------------------------------------------------------------------------------------------------
                                                      Three Months Ended
                                                    -------------------------------------------------
                                                           6/30/03             Restated (1) 6/30/02         % Change
                                                    -----------------------   -----------------------  --------------------
                                                                    Diluted                  Diluted                 Diluted
                                                                      EPS                      EPS                    EPS
------------------------------------------------------------------------------------------------------------------------------

RECONCILIATION OF GAAP vs. NON-GAAP MEASURES
NET INCOME, AS REPORTED (GAAP)                          $   22,699   $0.48       $   15,339    $0.37       48.0  %    29.7  %
Merger-related costs                                           382                        -
Related income taxes                                          (122)                       -
                                                        ----------               ----------
    Net income, excluding merger-related items              22,959    0.48           15,339     0.37       49.7       29.7
Adjustments for other non-operating items:
    Gain on sale of available for sale securities           (3,197)                    (186)
    Loss on equity investments                                   -                      150
    Gain on disposition of assets and liabilities             (601)                       -
    Impairment loss from write-down of assets                  268                        -
    Related income taxes                                     1,129                       12
                                                        ----------               ----------
OPERATING EARNINGS                                          20,558    0.43           15,315     0.37       34.2       16.2
    Add: Amortization of intangibles, net of tax               492                      161
                                                        ----------               ----------
OPERATING EARNINGS, CASH BASIS                          $   21,050   $0.44       $   15,476     $0.38      36.0       15.8
                                                        ==========               ==========

Average common shares outstanding, diluted              47,760,781               41,232,890                15.8

SELECTED BALANCE SHEET (Averages)
Total assets                                            $8,863,338               $6,130,406                44.6
Intangible assets                                         (244,410)                 (96,688)              152.8
                                                        ----------               ----------               -----
    Tangible assets                                      8,618,928                6,033,718                42.8
                                                        ----------               ----------               -----

Shareholders' equity                                       649,411                  454,594                42.9
Intangible assets                                         (244,410)                 (96,688)              152.8
                                                        ----------               ----------               -----
    Tangible equity                                        405,001                  357,906                13.2
                                                        ----------               ----------               -----

PERFORMANCE RATIOS (Annualized)
RETURN ON AVERAGE ASSETS:
Using GAAP earnings                                           1.02 %                   1.00 %
Using operating earnings                                      0.93                     1.00
Using operating earnings, cash basis on
    average tangible assets                                   0.98                     1.03

RETURN ON AVERAGE EQUITY:
Using GAAP earnings                                          13.98                    13.50
Using operating earnings                                     12.66                    13.48
Using operating earnings, cash basis on
    average tangible equity                                  20.79                    17.30

NET INTEREST MARGIN                                           3.32                     3.79

EFFICIENCY RATIOS (TAX EQUIVALENT) (A):
Using GAAP earnings                                          55.21                    53.75
Using operating earnings                                     56.87                    53.78
Using operating earnings, cash basis                         56.04                    53.42


(1) As restated in TSFG's December 31, 2002 10-K.
(A) Calculated as noninterest expenses, divided by the sum of interest income (tax equivalent) and noninterest income.

                            Financial Highlights, 5

                              The South Financial Group, Inc. and Subsidiaries
                                           Financial Highlights
                            (dollars in thousands, except share data) (unaudited)

------------------------------------------------------------------------------------------------------------------------------
                                                       Six Months Ended
                                                    -------------------------------------------------
                                                           6/30/03             Restated (1) 6/30/02         % Change
                                                    -----------------------   -----------------------  --------------------
                                                                   Diluted                  Diluted                 Diluted
                                                                     EPS                      EPS                    EPS
------------------------------------------------------------------------------------------------------------------------------

RECONCILIATION OF GAAP vs. NON-GAAP MEASURES
NET INCOME, AS REPORTED (GAAP)                          $   42,744   $0.89       $   28,446    $0.68       50.3  %    30.9  %
Merger-related costs                                         1,879                        -
Related income taxes                                          (601)                       -
                                                        ----------               ----------
    Net income, excluding merger-related items              44,022    0.92           28,446     0.68       54.8       35.3
Adjustments for other non-operating items:
    Gain on sale of available for sale securities           (4,183)                    (215)
    (Gain) loss on equity investments                       (1,875)                     139
    Gain on disposition of assets and liabilities             (601)                       -
    Impairment loss from write-down of assets                  268                        -
    Related income taxes                                     2,045                       25
    Cumulative effect of change in accounting
      principle, net of tax                                     -                     1,406
                                                        ----------               ----------
OPERATING EARNINGS                                          39,676    0.83           29,801     0.72       33.1       15.3
    Add: Amortization of intangibles, net of tax               971                      324
                                                        ----------               ----------
OPERATING EARNINGS, CASH BASIS                          $   40,647   $0.85       $   30,125    $0.72       34.9       18.1
                                                        ==========               ==========

Average common shares outstanding, diluted              48,007,767               41,646,176                15.3

SELECTED BALANCE SHEET (Averages)
Total assets                                            $8,630,020               $6,132,254                40.7
Intangible assets                                         (243,263)                 (96,808)              151.3
                                                        ----------               ----------               -----
    Tangible assets                                      8,386,757                6,035,446                39.0
                                                        ----------               ----------               -----

Shareholders' equity                                       651,248                  459,980                41.6
Intangible assets                                         (243,263)                 (96,808)              151.3
                                                        ----------               ----------               -----
    Tangible equity                                        407,985                  363,172                12.3
                                                        ----------               ----------               -----

PERFORMANCE RATIOS (Annualized)
RETURN ON AVERAGE ASSETS:
Using GAAP earnings                                           0.99 %                   0.93 %
Using operating earnings                                      0.92                     0.97
Using operating earnings, cash basis on
    average tangible assets                                   0.97                     1.00

RETURN ON AVERAGE EQUITY:
Using GAAP earnings                                          13.13                    12.37
Using operating earnings                                     12.18                    12.96
Using operating earnings, cash basis on
    average tangible equity                                  19.93                    16.59

NET INTEREST MARGIN                                           3.43                     3.77

EFFICIENCY RATIOS (TAX EQUIVALENT) (A):
Using GAAP earnings                                          56.00                    54.25
Using operating earnings                                     56.93                    54.29
Using operating earnings, cash basis                         56.09                    53.92


(1) As restated in TSFG's December 31, 2002 10-K.
(A) Calculated as noninterest  expenses,  divided by the sum of interest  income
(tax equivalent) and noninterest income.


                            Financial Highlights, 6